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Metropolitan West Capital Management, LLC

Code of Ethics & Personal Securities Trading Policy

Effective January 1, 2011

Table of Contents

Definitions	4
Introduction	9
Standard of Conduct and Personal Securities Transaction Restrictions
Standard of Conduct	10
General Prohibitions	10
Gifts and Entertainment	11
Real or Perceived Conflicts of Interest	11
Political Contributions Policy (“Pay to Play”)	12
Personal Investments Disclosure and Reporting
New Covered Persons Initial Holdings Report and Certification	14
Duplicate Confirmations and Periodic Statements for All Securities Accounts	14
Quarterly Transaction Report	14
Annual Holdings Report and Certification	15
Exemptions from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report	15
Serving on Boards of Trustees or Directors or other Outside Activities	15
Duty to Disclose Possible Conflicts of Interest Unique to Investment Persons	16
Requirements and Restrictions
Pre-Clearance Requirements	17
Closed-end Affiliated Fund Investment Requirements	18
Fifteen-Day “Blackout” Period	18
Additional Restrictions	18
Administration and Construction
Administration of the Code	21
Reports and Records	22
No MWCM Liability for Losses	23
Reporting Violations and Penalties for Violations	23
Amendments	23
Appendix A – Exemptions	24
Appendix B – Quick Reference Guide	26
Appendix C – Sanctions	28
Reporting Documents	30

Code of Conduct

As officers and employees of Metropolitan West Capital Management, LLC (“MWCM”), we are retained by our clients to manage parts of their financial affairs and to represent their interests in many matters.  We are keenly aware that as fiduciaries, we owe our clients our undivided loyalty.  Our clients trust us to act on their behalf and we hold ourselves to the highest standards of fairness in all such matters.

We expect all employees to act with integrity, competence and dignity and in an ethical manner when dealing with the public, clients, prospects, their employer and their fellow employees.

We expect all employees to adhere to the highest standards with respect to any potential conflicts of interest with client accounts.  Simply stated, no officer or employee should ever enjoy an actual or apparent benefit over the account of any client.

We expect all persons associated with MWCM to preserve the confidentiality of information they may obtain in the course of our business and to use such information properly and in no way adverse to our clients’ interests, subject to the legality of such information.

We expect all officers and employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with our clients.

Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management.  In any situation in which an employee is unsure about the application of this Code or any of the policies, he/she is encouraged to discuss the situation confidentially with his/her supervisor or any officer.

Each employee is required to understand the contents of the Code of Conduct and complete the Code of Conduct Acknowledgement Form that he/she received.  Please direct any questions about the Code of Conduct to MWCM’s COMPLIANCE DEPARTMENT, Chief Compliance Officer (“CCO”) or President.

Definitions

Capitalized terms used in this Code that are not otherwise defined have the meanings provided herein.

1940 ACT – The Investment Company Act of 1940.

ACCESS PERSON – An access person includes:

Any director, officer or employee of MWCM;

Any other individual designated in writing by the CCO.

ADVISERS ACT – The Investment Advisers Act of 1940.

ADVISORY CLIENT – Any person or entity that has an investment advisory services agreement with a Covered Company.

AUTOMATIC INVESTMENT PLAN – A program in which regular periodic transactions are made automatically in securities in accordance with a predetermined schedule and allocation.  Automatic Investment Plans include automatic dividend reinvestment plans.

BEING CONSIDERED FOR PURCHASE OR SALE –A security is deemed as “Being Considered for Purchase or Sale” when a recommendation has been conveyed by a research analyst to a portfolio manager and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

BENEFICIAL INTEREST – Any instance where a covered person or any member of his/her immediate family can directly or indirectly derive a monetary/financial interest from the sale, disposition or ownership of a security.

Examples of indirect monetary/financial interests include but are not limited to: (a) interests in partnerships and trusts that hold securities but does not include securities held by a blind trust or by a trust established to fund employee retirement benefit plans such as 401(k) plans; and (b) a person’s rights to acquire securities through the exercise or conversion of any derivative instrument, whether or not presently exercisable.

BLACKOUT PERIOD – A temporary period during which personal trades in certain securities are prohibited.  For purposes of this Code, the Blackout Period is defined as 7 calendar days before and after the purchase of a security for a BLOCK of advisory clients.

BLOCK TRADES – Instances where an order to buy or sell a security, initiated from a Lead Strategist, is allocated across one or more strategies.  Orders which are created due to cash flows or for other administrative reasons are not considered BLOCK TRADES.

BUSINESS COURTESIES – Gifts, favors, presents or gratuities to or from someone with whom MWCM has an existing business relationship or is contemplating a business relationship.

BUSINESS ENTERTAINMENT –An occasion in which a covered person entertains or is entertained by someone with whom MWCM has an existing business relationship or is contemplating a business relationship.

Business Entertainment includes any social event, hospitality event, charitable event, sporting event, theater or music event, golfing event, entertainment event, meal, leisure activity or event of like nature or purpose, including entertainment offered or received in connection with an education event or business conference.  Any thing of more than nominal value given or received that is not business entertainment is a Business Courtesy.

CCO – The Chief Compliance Officer of MWCM.

CLOSED-END INVESTMENT COMPANY – An investment company as defined under the 1940 Act that does not issue or have outstanding redeemable securities.  Closed-End Investment Companies typically issue a set number of shares and distribute such shares to investors in a public offering, similar to the way corporate securities are issued and distributed.  A Closed-End Investment Company’s capitalization is often fixed unless an additional public offering is made.  After the initial public offering, shares are distributed and anyone who wants to buy or sell shares does so in the secondary market (either on an exchange or over the counter).

COMPLIANCE DEPARTMENT – The Compliance Department of MWCM.

CONFLICT OF INTEREST – A conflict of interest exists when a covered person, a family member of a covered person, or a personal friend of a covered person has a direct or indirect material personal financial interest (either through employment, an ownership interest, an investment or otherwise) that conflicts with the interest of an advisory client.

COVERED COMPANIES – Tattersall Advisory Group, Inc., Wells Fargo & Company, Metropolitan West Capital Management, LLC, and Wells Fargo Alternative Asset Management, LLC.

COVERED PERSONS – Includes all individuals who are subject to the provisions of MWCM’s Code of Ethics, including Access Persons.

DIRECT OBLIGATION OF THE GOVERNMENT OF THE UNITED STATES –Any security directly issued or guaranteed as to principal or interest by the United States government.  Examples of direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, those Treasury Securities designated by the U.S. Department of Treasury as eligible to participate in the Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) and Government National Mortgage Association (“GNMA”).  Agency bonds, Federal National Mortgage Association (“FNMA”), Federal Home Loan Mortgage Corporation (“FHLMC”) and Student Loan Mortgage Association (“SLMA”) bonds are not Direct Obligations of the Government of the United States.

EMPLOYEE –Any individual employed by a “Covered Company” as defined above.

EMPLOYEE TRADING COMMITTEE – The committee authorized to approve equity transactions.  Members include Jeffrey Peck, Gary Lisenbee, David Graham, Catalina Llinas, Eric Smith and Sandra Incontro.

MWCM – Metropolitan West Capital Management, LLC and any additional subsidiaries which may be subsequently organized that adopt this Code.

EXCHANGE TRADED FUND (“ETF”) – An exchange-traded fund, or ETF, is a type of investment company whose investment objective is to achieve the same return as a particular market index.  An ETF is similar to an index fund in that it will primarily invest in the securities of companies that are included in a selected market index.  An ETF will invest in either all of the securities or a representative sample of the securities included in the index.  For example, one type of ETF, known as a Spider or SPDR, invests in all of the stocks contained in the S&P 500 Index.  An ETF can be legally classified as an Open-End Investment Company, Closed-End Investment Company or Unit Investment Trust (“UIT”).

FEDERAL SECURITIES LAWS – The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to Funds and Investment Advisers, and any rules adopted there under by the SEC or the U.S. Department of the Treasury, and any amendments to the abovementioned statues.

FRONT RUNNING – The act of entering into a personal securities transaction with advance knowledge of a transaction in the same security to be executed in the near future on behalf of a BLOCK of advisory clients.

GIFT OF SECURITIES – The transfer of securities where there is no money or other benefit given/received in exchange.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT – Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized securities rating organization.

HOLDR – A specific type of trust-issued receipt that represents a beneficial ownership of a specified group of stocks.

IMMEDIATE FAMILY – Related by blood, marriage, adoption, domestic partnership (registered or unregistered) or civil union and living in the same household.  Examples include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, “significant other,” sibling, mother-, father-, son-, daughter-, brother- or sister-in-law, or any person related by adoption.

INITIAL PUBLIC OFFERING (“IPO”) – Generally, an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INVESTMENT CLUB – A group of people who pool their assets in order to make joint decisions (typically a vote) on which Securities to buy, hold or sell.

INVESTMENT COMPANY – An “investment company” as defined by Section 3(a) of the 1940 Act, and as regulated by the 1940 Act.  Examples include, but are not limited to, Open-End Investment Companies (commonly known as mutual funds), Closed-End Investment Companies and Unit Investment Trusts.

INVESTMENT CONTROL – Any instance where a covered person exercises direct or indirect influence or control over the purchase, sale, disposition or ownership of a security.  Examples of investment control could include but are not limited to: (a) an account over which a covered person exercises investment decision-making authority under a power of attorney or (b) an account over which a covered person exercises investment decision-making authority for a charitable entity.

INVESTMENT PERSON – Any covered person who is a portfolio manager, research analyst or trader, as well as any other individual designated in writing by the CCO.

INVOLUNTARY PURCHASE OR SALE –The acquisition of a security through a stock dividend, dividend reinvestment, stock split, reverse stock split, merger, consolidation, spin-off, or other similar corporate reorganization or distribution generally applicable to all holders of the same class of securities.

LARGE CAP SECURITY – For the purposes of this Policy, a large cap security is defined as a security with a minimum market cap of $2 billion.

LIMITED OFFERING – A securities offering that is exempt from registration under the Securities

Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, such as a hedge fund offering or a private placement, including such investments managed by MWCM.

MANAGED ACCOUNT – An investment account for which the account holder(s) have given all authority to trade the account to a Professional Investment Adviser.  These accounts are also known as Discretionary Accounts.

OPEN-END INVESTMENT COMPANY – An investment company as defined under the 1940 Act which is offering for sale or has outstanding any redeemable security, also known as a mutual fund.  The capitalization of an Open-End Investment Company is open ended; as more investors buy shares of an Open-End Investment Company, its capital expands.  Conversely, when investors liquidate their holdings, its capital shrinks.

PRIVATE INVESTMENT – An investment that is not registered with the Securities and Exchange Commission or other regulatory body.

REPORTABLE ACCOUNT – Any investment account over which a covered person has investment control and that holds, or has the ability to hold, securities.  These include those accounts carried in the covered person’s name, either individually or jointly, or as a member of a partnership, by an immediate family member, or other accounts in which a covered person exercises investment discretion or control on behalf of another person or entity.  A Reportable Account does not include Managed Accounts, such as an account managed by a Professional Investment Adviser or a 529 Plan account. (Documentation of Managed Accounts must be provided to the Compliance Department.)

REPORTABLE FUND – Any investment company for which MWCM serves as an investment adviser (or sub-adviser) or whose investment adviser (or sub-adviser) or principal underwriter controls, is controlled by, or is under common control with MWCM.

REPORTABLE SECURITY – Any security as defined herein except those specifically identified as exempt from the initial holdings report, annual holdings reports and quarterly transaction reports in Appendix A of this Code.

REPORTABLE SECURITY HELD – A reportable security which, within the most recent 15 calendar days, is or has been held by MWCM and/or an advisory client.  The CCO may amend this definition to the extent necessary to comply with Rules 17j-1 under the 1940 Act and 204A-1 under the Advisers Act.

SANCTIONS – The actions that may result from the violation of provisions of the Code.

SEC – U.S. Securities and Exchange Commission.

SECURITY – A “security” as defined by Section 3(a)(10) of the Securities Exchange Act of 1934, Section 202(a)(18) of the Advisers Act, or Section 2(a)(36) of the 1940 Act.  Examples include but are not limited to any stock, treasury stock, financial futures contract or option thereon, note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, swap, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a security in the Code shall include any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.”

The definition of security is regardless of the registration status or domicile of registration of said security (i.e. the term security includes both private placements and publicly traded securities as well as domestic and foreign securities).

Introduction

This Code of Ethics (the “Code”) (i) establishes standards of business conduct related to personal securities transactions that reflect the fiduciary duty of MWCM to its ADVISORY CLIENT(S); (ii) establishes policies and procedures reasonably necessary to detect and prevent certain activities that are, or might be, an abuse of fiduciary duties or create a CONFLICT OF INTEREST; (iii) requires those subject to the Code to comply with applicable Federal Securities Laws; and (iv) has been adopted in compliance with Section 204A of the ADVISERS ACT, Rule 204A-1 under the ADVISERS ACT, and Rule 17j-1 under the 1940 ACT.

All COVERED PERSONS shall acknowledge receipt of this Code and any amendments thereto in writing or electronically.  It should be noted that, for purposes of this Code, contractors and temporary employees are not considered COVERED PERSONS, and therefore are not covered under this Code of Ethics.

ACCESS PERSONS must:

  Submit an initial holdings report within 10 calendar days of their employment;
  Ensure that the information on the initial holdings report is current as of the previous 45 calendar days;
  Pre-clear their trades, as applicable (see Appendix A);
  Initially and annually thereafter, attest that they have read and understand the Code;
  Submit a holdings report annually;
  Not engage in the short-selling of a SECURITY issued by a COVERED COMPANY and/or Wells Fargo & Company;
  Not serve on a Board of Directors or Trustees or participate in, and be compensated for, an outside activity without prior written approval from the CCO or President of MWCM;
  Report gifts received and given as outlined in the Code; and
  Disclose possible conflicts of interest unique to INVESTMENT PERSONS.

Any requests for exemptions from the Code are reviewed by the Code of Ethics’ Chief Compliance Officer (CCO) and documentation concerning any such exemption granted is maintained by the COMPLIANCE DEPARTMENT.

Any person having questions as to the meaning or applicability of these policies and procedures should contact the CCO or the COMPLIANCE DEPARTMENT.

Standard of Conduct and Personal Securities Transaction Restrictions

Standard of Conduct

The principles that govern personal investment activities and the conduct of a COVERED PERSONS include:

The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of ADVISORY CLIENTS;

The requirement that all personal securities transactions be consistent with this Code;

The fundamental standard that an individual should not take inappropriate advantage of his/her position; and

The requirement to comply with all applicable laws, rules, and regulations, including but not limited to the Federal Securities Laws.

The Code does not attempt to identify all possible CONFLICTS OF INTEREST, and literal compliance with the specific provisions of the Code will not excuse COVERED PERSONS for personal trading or other conduct that is illegal or violates or abuses a duty to ADVISORY CLIENTS.

Failure to adhere to the Code could result in sanctions, including dismissal from employment, and could also in certaincases expose you to civil or criminal penalties such as fines and/or imprisonment.  A list of potential sanctions is enclosed as Appendix C.

General Prohibitions

No COVERED PERSONS, in connection with the purchase, sale or disposition of a SECURITY, may directly or indirectly:

Knowingly use information concerning the investment intentions of or influence the investment decision-making process of MWCM and/or its ADVISORY CLIENTS for personal gain or in a manner detrimental to the interests of MWCM and/or its ADVISORY CLIENTS;

Employ any device, scheme, or artifice to defraud MWCM and/or its ADVISORY CLIENTS;

Make an untrue statement of a material fact to MWCM or its ADVISORY CLIENTS;

Omit to state a material fact necessary in order to make any statement made to MWCM and/or its ADVISORY CLIENTS, in light of the circumstances under which it is made, not misleading;

Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon, or by, MWCM and/or its ADVISORY CLIENTS; or

Engage in any manipulative practice with respect to MWCM and/or its ADVISORY CLIENTS.

Gifts and Entertainment

COVERED PERSONS should never solicit BUSINESS COURTESIES or BUSINESS ENTERTAINMENT.  A COVERED PERSON should never give or accept any BUSINESS COURTESY or BUSINESS ENTERTAINMENT that:

Is excessive, lavish, inappropriate or otherwise not in accordance with industry custom and practice; generally employees may accept gifts from a single giver or give gifts to a single recipient in aggregate amounts not exceeding $200 annually;

Creates a real or perceived CONFLICT OF INTEREST;

Is unethical, illegal or otherwise constitutes a bribe, kick-back, special privilege, personal favor or a corrupt offer of a quid pro quo to obtain or retain business;

Violates a Public employee CONFLICT OF INTEREST provision;

  Creates the appearance of an improper attempt to influence business decisions;
  Creates an implicit or explicit expectation that the Customer will, in return, award business to MWCM or retain existing business with MWCM.
  Includes the gift or receipt of money (cash, check, money order, electronic funds, Visa or similar gift cards, or any type of gift that can be exchanged for or deposited as cash).

Involves sexually oriented entertainment or would make the EMPLOYEE feel uncomfortable if discussed with a co-worker, the CCO, newspaper reporter or government official; or

All COVERED PERSONS are subject to the provisions of the MWCM Business Courtesies and Entertainment Policy.

Real or Perceived CONFLICT OF INTEREST

All COVERED PERSONS should avoid any real or perceived CONFLICT OF INTEREST whenever possible. COVERED PERSONS should also disclose any real or perceived CONFLICT OF INTEREST to his/her supervisor and the COMPLIANCE DEPARTMENT and not participate in any aspect of the business relationship with the relevant person or entity.

No written code of ethics can explicitly cover every situation that possibly may arise.  Even in situations not expressly described, the Code and your fiduciary obligations generally require you to put the interests of the firm’s clients ahead of your own.  In the interests of the COVERED COMPANIES and their clients, the CCO or his/her designee and/or a Covered Company’s Chief Compliance Officer may have the obligation and duty to review and take appropriate action concerning instances of conduct that, while not necessarily violating the letter of the Code, give the appearance of impropriety.  If you have any questions regarding the appropriateness of any action under this Code or under your fiduciary duties generally, you should contact the appropriate CCO or President to discuss the matter before taking the action in question.  Similarly, you should consult with the CCO or the COMPLIANCE DEPARTMENT if you have any questions concerning the meaning or interpretation of any provision of the Code.

Finally, as an EMPLOYEE of Wells Fargo & Company, you should also consult The Wells Fargo Team Member Code of Ethics and Business Conduct Policy.

Political Contributions Policy (Pay to Play):

Background:

In 2010, the Securities and Exchange Commission (“SEC”) adopted Rule 206(4)-5 of the Investment Advisers Act of 1940, the “Pay to Play” rule, which prohibits an investment adviser from providing compensated services to a state or local government entity, for two years, if the adviser, or a covered associate, makes contributions to a public official in a position to influence the award of that advisory business. The Rule also prohibits investment advisers from bundling contributions for covered officials and from funneling contributions indirectly via spouses, lawyers or other sources.

Rule 206(4)-5 sets forth a two-year “time-out” period from providing compensated advisory services following certain triggering contributions.  Specifically, Rule 206(4)-5 prohibits advisers from receiving any compensation for providing investment advice to state or local government clients within two years after a contribution has been made by the adviser or one of its covered team members.  This two year time-out applies regardless of whether the adviser is actually aware of the triggering contribution and includes relevant contributions made within two years of the team member actually being hired.

The Rule includes de minimis exceptions for contributions by covered associates up to $350 per election, if the contributor was entitled to vote for the candidate at the time of the contribution, and up to $150 if the contributor was not entitled to vote for the candidate, such as an out-of-state candidate. Such de minimis exceptions would not trigger the two-year time-out.

Team Member Requirements:

All Team Members must comply with the Political Contributions Policy as set forth below.

Initial Certification

An initial certification via a signed acknowledgement is required to certify to the Team Members’ understanding and compliance of the policy.

Reporting

All Team Members are required to notify MWCM’s COMPLIANCE DEPARTMENT before making a contribution with the following information:

The name of the Official to whom you are Contributing

The title of the office the Official is seeking and the city/county/state or other political subdivision of such office

The dollar amount of the Contribution (or value if non-cash contribution is made)

Annual Certification

All Team Members will certify to their compliance with this policy on an annual basis via the Code of Ethics annual certification.

Summary of Policy:

All Team Members must comply with the Political Contributions Policy incorporated into MetWest’s Code of Ethics on March 31, 2011.

Contributions to an Official of any state, or political subdivision of a state, are limited as follows:

Up to $350 (total per election) If you ARE entitled to vote for the candidate or official at the time of the Contributions,

Up to $150 (total per election) If you are NOT entitled to vote for the candidate or official at the time of the Contributions,

Un paid, volunteer activities that do not include fundraising efforts are not limited.

The limits and restrictions also apply to household members as that term is defined in the Code of Ethics.

Contact:

Questions regarding compliance with the Political Contributions Policy should be directed to Nate Statler or Remus Tomici

Personal Investments Disclosure and Reporting

New COVERED PERSONS Initial Holdings Report and Certification

New COVERED PERSONS must file a report (“Initial Holdings Report”) disclosing the following:

The name and type of each REPORTABLE SECURITY in which they have any direct or indirect BENEFICIAL INTEREST or INVESTMENT CONTROL; the exchange ticker symbol or CUSIP number (as applicable) for each REPORTABLE SECURITY; the number of shares or principal amount of each REPORTABLE SECURITY (as applicable); the name of any broker, dealer, bank, or other entity such as a transfer agent with which the COVERED PERSON maintains a REPORTABLE ACCOUNT; and the date the Initial Holdings Report is submitted by the COVERED PERSON.

This Initial Holding Report is due within ten (10) calendar days after the person became a COVERED PERSON and the information must be current as of a date no more than forty-five (45) calendar days prior to the date the person became a COVERED PERSON.  COVERED PERSONS must submit an Initial Holdings Report with a certification that they have read and understand the Code, recognize that they are subject to it, will comply with its requirements, and have disclosed or reported all Reportable Securities holdings and REPORTABLE ACCOUNTS.

Duplicate Confirmations and Periodic Statements for All Securities Accounts

The COMPLIANCE DEPARTMENT will send a letter to the appropriate broker-dealers requesting duplicate copies (either electronic or via hard copy) of all confirmations and statements.  If a COVERED PERSON’S broker or service provider is unable to arrange for the COMPLIANCE DEPARTMENT to receive confirmations and statements directly, it will be the responsibility of the COVERED PERSON to ensure that the COMPLIANCE DEPARTMENT receives copies of all such documentation.

Direct duplicate confirmations and statements for all purchases and sales of securities to:

Metropolitan West Capital Management, LLC

Attention: Compliance - #166

220 Newport Center Drive, Suite 11

Newport Beach, CA 92660

Quarterly Transaction Report

Employees may only personally trade securities through a registered broker-dealer or through a company-sponsored DRIP.  Each employee must require his/her broker-dealer to send MWCM duplicate brokerage account statements and trade confirmations no less frequently than thirty (30) days after the end of each calendar quarter.  If an employee’s trades do not occur through a broker-dealer (e.g., purchase of a private placement fund), such transactions shall be reported separately on the Quarterly Securities Transaction Report.  The Report shall contain at least the following information for each transaction in a Reportable Security in which the employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership: (a) the date of the transaction, the title, and, as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker-dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

D.  Annual Holdings Report and Certification

COVERED PERSONS must file an annual report (“Annual Holdings Report”) disclosing the following:

The name and type of each REPORTABLE SECURITY;

The exchange ticker or CUSIP number (as applicable) for each REPORTABLE SECURITY;

The number of shares or principal amount of each REPORTABLE SECURITY (as applicable);

The name of any broker, dealer, bank or other entity with which the COVERED PERSONS maintain a REPORTABLE ACCOUNT; and

The date the report is submitted by the COVERED PERSONS.

The Annual Holdings Report is due within thirty (30) calendar days of MWCM’s fiscal year end (December 31).  The information contained in the Annual Holdings Report must be current as of a date no more than forty-five (45) calendar days prior to the date the report was submitted.  COVERED PERSONS must submit each Annual Holdings Report with a certification that they have read and understand the Code, recognize that they are subject to it, have complied with its requirements, and have disclosed or reported all violations of the Code and all required Reportable Securities holdings and REPORTABLE ACCOUNTS.

Exemptions from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report

All SECURITY transactions, types, accounts and holdings are reportable except for those listed as exempt from the Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report on Appendix A of this Code.

F.   Serving on Boards of Trustees or Directors and Other Outside Activities

No COVERED PERSON may serve on the board of directors or trustees of an unaffiliated business entity of MWCM or otherwise participate in an outside for-profit organization without prior written approval from the CCO or President of MWCM (or his/her designee).

COVERED PERSONS may serve on the Board of Directors or Trustees of a non-business entity (e.g., charitable or civic organization) or otherwise participate in a not-for-profit organization without approval from the CCO or President of MWCM (or his/her designee) but must report and confirm such position on an annual basis.

G.  Duty to Disclose Possible Conflicts of Interest Unique to INVESTMENT PERSONS

Prior to making any recommendation that MWCM buy or sell any SECURITY of an issuer for any ADVISORY CLIENT, an INVESTMENT PERSON shall disclose to the COMPLIANCE DEPARTMENT and his/her supervisor if he or she (i) has a BENEFICIAL INTEREST or INVESTMENT CONTROL of any Securities of the issuer or (ii) otherwise has a real or perceived CONFLICT OF INTEREST in connection with making such recommendation to purchase or sell such SECURITY.  This provision shall not apply with regard to any SECURITY traded or held by a PRIVATE INVESTMENT FUND (i.e., a FUND exempt from registration as an INVESTMENT COMPANY under the 1940 ACT) managed directly or indirectly by MWCM, to the extent that an INVESTMENT PERSON may be deemed to have BENEFICIAL INTEREST or INVESTMENT CONTROL of any such SECURITY solely by reason of such INVESTMENT PERSON having invested in such FUND or being entitled directly or indirectly to receive part of the performance fee or allocation paid by any such FUND.

Requirements and Restrictions

Pre-clearance Requirements

Requirement to Pre-clear Transactions

No COVERED PERSON may purchase, sell or otherwise acquire or dispose of any REPORTABLE SECURITY in which he or she has, or as a result of such transaction will establish, BENEFICIAL INTEREST or INVESTMENT CONTROL without obtaining pre-clearance as prescribed below.  Pre-clearance is valid only until the end of the next trading day.

How to Obtain Pre-clearance

MWCM’s employees must receive written pre-authorization from a member of both the EMPLOYEE TRADING COMMITTEE and the COMPLIANCE DEPARTMENT for the personal securities transactions described below by completing the Personal Trading Pre-Authorization Form.

Once pre-authorization is granted by both a member of the EMPLOYEE TRADING COMMITTEE and the COMPLIANCE DEPARTMENT, the employee has the remainder of the day and the following trading day to execute the transaction.  In the event that the transaction is not completed on the day the approval is granted or by the end of the next trading day, the employee must obtain a new pre-authorization.  Unless otherwise noted, no pre-authorization is required for the exempted transactions noted below.

An employee is prohibited from buying or selling any security for his/her own account for a period of seven (7) calendar days before or after MWCM initiates or completes a BLOCK transaction in a given security for a material number of client accounts.  Client transactions that occur as a result of additions/withdrawals to client accounts or investing new accounts may not be considered blackout transactions.  (It shall be at the discretion of the person granting pre-authorization to determine whether a BLOCK is considered material.)  Violation of this prohibition may require reversal of the transaction and any resulting profits may be subject to disgorgement.

The COMPLIANCE DEPARTMENT reconciles approval forms to the confirmations and/or statements received.   All employee transactions are compared to client trades in the trading system for potential blackout violations.  Exceptions are reported to the Chief Compliance Officer.  MWCM shall maintain these records in accordance with the record-keeping rule.

This Policy is not intended to prevent employees from buying or selling securities that are also bought or sold for clients.  MWCM frequently obtains new clients and may not know when such clients’ accounts will come under its management, or when an existing client may add funds to its account causing MWCM to purchase additional securities for that account.  Similarly, on any day, a client may instruct that a given security in its portfolio be sold, provide instructions to divest all securities in its portfolio or inform MWCM that it will withdraw cash from its account, which may cause MWCM to sell securities to raise the required cash.

Limit/Stop Orders

ACCESS PERSONS are permitted to enter into limit/stop orders.  Pre-clearance approval must be obtained on the date that the original order is entered.  The COMPLIANCE DEPARTMENT must be notified at the time of pre-clearance that the trade is a limit/stop order and what the limit/stop price is for the transaction.  Any transaction that takes place as a result of the limit price being obtained will be considered a passive transaction and is therefore exempt from daily pre-clearance.  However, the transaction must be reported on the next Quarterly Transaction Report.

Ban on Short-Term Trading

All ACCESS PERSONS are prohibited from engaging in short-term trading for their personal accounts in the shares of  open-end mutual funds sub advised by MWCM (i.e., market timing). For purposes of the Code, the term "short-term trading" means any purchase and sale or sale and purchase of the shares of a mutual fund within a 60-day period, or such longer period as may be specified by a mutual fund's prospectus. Trading in securities of Wells Fargo Stock or Wells Fargo Stock Fund (including 401(K) and ESOP accounts) are excluded from this restriction.

All ACCESS PERSONS are reminded that the Firm discourages its Employees from engaging in short-term trading, including with respect to mutual funds.

Pre-clearance Exemptions

All REPORTABLE SECURITY transactions must be pre-cleared except for those SECURITY transactions listed as exempt from pre-clearance in Appendix A to this Code.

Closed-end Affiliated Fund Investment Requirements

No COVERED PERSON shall participate in a tender offer made by a closed-end Reportable FUND under the terms of which the number of shares to be purchased is limited to less than all of the outstanding shares of such closed-end REPORTABLE FUND.

COVERED PERSONS may purchase or sell shares of closed-end REPORTABLE FUNDS only during the 10-day period following the release of portfolio holdings information to the public for such REPORTABLE FUND, which typically occurs on or about the 15th day following the end of each calendar quarter.  Certain COVERED PERSONS, who shall be notified by the Legal Department, are required to make filings with the Securities and Exchange Commission in connection with purchases and sales of shares of closed-end REPORTABLE FUNDS.

Fifteen-Day “Blackout” Period

No ACCESS PERSON may purchase, sell or dispose of any REPORTABLE SECURITY that is subject to pre-clearance in any REPORTABLE ACCOUNT within seven (7) calendar days before AND after the purchase or sale of that SECURITY for a BLOCK of ADVISORY CLIENTS whenever the ACCESS PERSON could have reasonably been expected to have knowledge about the conflicting client trade or to the company’s activities relating to the SECURITY in question (i.e. within the area of responsibility for the ACCESS PERSON).  Any profits realized or losses avoided with respect to such purchase or sale may be subject to disgorgement.  Such assessment may include a determination of whether the ACCESS PERSON could have reasonably been expected to have knowledge about the conflicting client trade or to the company’s activities relating to the SECURITY in question and whether or not the client trade was the result of rebalancing of a portfolio, cash flow activity, rebalancing and account or investing in a new account.

Additional Restrictions

GIFTS OF SECURITIES

In regard to GIFTS OF SECURITIES, the action of the gift does not have to be pre-cleared.  However, the transaction(s) must be reported on the Gifts and Entertainment Log, which is located at the reception desk.

Short Sales Involving MWCM Affiliate Stock

Speculative investing in the publicly traded stock of an affiliate of MWCM, in particular Wells Fargo & Company (WFC), is not permitted.  This includes short selling or any other derivative that would have the same effect as short selling.

LIMITED OFFERINGS and INITIAL PUBLIC OFFERINGS

COVERED PERSONS may purchase IPOs with the written approval from the President and Lead Strategist(s) of MWCM.  Only IPOs, which are first determined to be ineligible for client portfolios, will be approved for employee trading.

NOTE: Individuals who are registered with EISI are not permitted to purchase IPOs until trading in the secondary market commences.

Market Timing

COVERED PERSONS who invest in an Open-End INVESTMENT COMPANY advised or sub-advised by MWCM are subject to the applicable policies adopted by such FUND or plan with respect to market timing or frequent trading.

Short Sales, Options and Margin Transactions

Subject to pre-clearance, you may engage in short sales (with the exception of transactions outlined in “Short Sales Involving MWCM affiliates”), options and margin transactions.

However, if you engage in such transactions, you should do so under extreme caution and recognize the consequences of being “frozen” or subject to a forced close out because of the general restrictions that apply to personal transactions as noted above, including the ban on short-term trading.

These types of activities are risky not only because of the nature of the transactions, but also because the action necessary to close out a position may become prohibited under the Code while the position remains open.  For example, the general rule when trading in options is, when writing an option contract, the initial option transaction is subject to pre-clearance, while the option exercise is considered to have occurred at the time of entering into the option contract and thus exempt from pre-clearance because the COVERED PERSON does not control the timing of the exercise (Note: the exercise must be reported on the next Quarterly Transaction Report as an adjustment).  On the other hand, when buying an option, both the initial option transaction and any subsequent exercise would be subject to pre-clearance because the COVERED PERSONS controls the timing of both events.  However, with regard to “naked call” positions, both the initial option transaction and any “covering” transaction would both be subject to pre-clearance.  If during pre-clearance a conflict with the Code is identified, the COVERED PERSONS should be aware he or she may be prohibited from entering into or exercising the option contract (or in the case of a naked call, from placing any “covering” position).

Additionally, in the case of the margin account, the COVERED PERSON is required to pre-clear any transaction(s) related to buying securities to close out a short position and/or a selling securities as part of a margin call.  If during pre-clearance a conflict with the Code is identified, the COVERED PERSON would be prohibited from proceeding with the transaction.  If forced to do so by a brokerage firm, bank, etc., the COVERED PERSON would not be considered to be in violation of the Code.  In certain cases, an exception may be requested of the CCO or President of MWCM with respect to an otherwise “frozen” transaction.

Managing Accounts/Giving Advice

Without prior written approval from the CCO or President of MWCM, no COVERED PERSONS may offer investment advice with respect to, or manage, any account or portfolio (other than a Client Account) in which the EMPLOYEE does not have Beneficial Ownership.

ADMINISTRATION AND CONSTRUCTION

Administration of the Code

CCO

The role of the CCO is critical to the implementation and maintenance of this Code.

Appointment

The CCO shall have the authority and responsibility to administer this Code.  Additionally, the CCO will designate persons to act on his/her behalf (“Designees”).

Primary Responsibilities

The CCO shall be, or shall become, familiar with investment compliance practices and policies and shall report any material matter to the President, General Counsel, a member of MWCM’s senior management and/or Wells Capital Management.

The CCO or designee shall:

Furnish all COVERED PERSONS with a copy of this Code and any amendments thereto, and periodically inform them of their duties and obligations thereunder;

Develop policies and procedures designed to implement, maintain, and enforce this Code;

Conduct periodic training to explain and reinforce the terms of this Code;

Conduct periodic reviews of the reports required to be made by COVERED PERSONS under the Code, the scope and frequency of such review to be determined by the CCO;

Answer questions regarding this Code, and keep abreast of changes in applicable laws and regulations;

Oversee the manner of disposition of any profits required to be disgorged in conformance with this Code and company guidelines;

Maintain confidential information regarding personal securities transactions and holdings and only disclose such information to persons with a clear need to know, including state and federal regulators when required or deemed necessary or appropriate by the CCO in conformance with the provisions of the Code;

Review this Code on a regular basis and recommend to MWCM’s senior management, Compliance Officer, General Counsel, and/or Executive Committee material amendments to the Code, as are necessary or appropriate; and

Interpret this Code consistently with the requirements of applicable laws, regulations and taking into consideration industry practices.

The CCO or President of MWCM is authorized to:

Grant and document exceptions or exemptions on an individual or a class basis, to any of the provisions of the Code, provided that such exceptions or exemptions are consistent with the spirit of the principles of this Code and the requirements of applicable laws and regulations; and

Designate one or more persons to have the authority and responsibility to act on behalf of the CCO when necessary or appropriate, including handling, without limitation, pre-clearance requests and reviewing transaction and holding reports submitted by COVERED PERSONS.

Reports and Records

Reports

The CCO or designee shall:

Report to MWCM’s senior management, General Counsel, and, as requested, the Board of Trustees of each FUND advised or sub-advised by MWCM potentially affected;

Prepare a report at least quarterly summarizing any material exceptions or exemptions concerning personal investing made during the past quarter; listing any violations requiring significant remedial action; and identifying any recommended changes to the Code or the procedures thereunder. The report should include any violations that are material, any SANCTIONS imposed to such material violations, and any significant Conflicts of Interest that arose involving the personal investment policies of the organization, even if the conflicts have not resulted in a violation of the Code. The CCO or designee shall submit this Report to MWCM’s senior management; and

Annually certify, as requested, to each FUND’s Board of Trustees, that MWCM has adopted procedures reasonably necessary to prevent COVERED PERSONS from violating the Code.

Records

The CCO or designee shall maintain or cause to be maintained, the following records:

A copy of this Code or any other Code which has been in effect during the most recent five (5)-year period;

A record of any violation of any such Code and of any action taken as a result of such violation in the five (5)-year period following the end of the fiscal year in which the violation took place;

A copy of each report made by the CCO pursuant to the “Reports” section of this Code for a period of five (5) years from the end of the fiscal year of MWCM and of each FUND, as applicable, in which such report is made or issued;

A list of all persons currently or within the most recent five (5)-year period who are or were required to make reports pursuant to this, or a predecessor Code, or who are or were responsible for reviewing these reports; along with a copy of all acknowledgements of each person’s receipt of the Code, Initial Holdings Reports, Annual Holdings Reports, Quarterly Transaction Reports, Pre-clearance Forms, Duplicate Confirmations and Account Statements (as applicable) filed during that same period;

An up-to-date list of all COVERED PERSONS with an appropriate description of their title or employment; and

A record of the approval of, and rationale supporting, the acquisition of Initial Public Offerings and Limited Offerings for at least five (5) years after the end of the fiscal year in which the approval is granted.

The aforementioned records shall be maintained for the first two (2) years in the appropriate office of MWCM and in an easily accessible place for the time period required by applicable SEC rules thereafter.

No MWCM Liability for Losses

MWCM and/or its ADVISORY CLIENTS shall not be liable for any losses incurred or profits avoided resulting from the implementation or enforcement of this Code.  The ability to buy and sell SECURITIES is limited by this Code and trading activity by MWCM and/or its ADVISORY CLIENTS may affect the timing of when a particular SECURITY may be bought or sold by a COVERED PERSONS.

Reporting Violations and Penalties for Violation

Actual or possible violations of this Code shall be brought to the immediate attention of the CCO.  It is a violation of this Code to deliberately fail to report a violation or deliberately withhold relevant or material information concerning a violation of this Code.

Good faith reporting of suspected violations of this Code by others shall not subject the reporting person to penalty or reprisal by MWCM.

Penalties for violating the Federal Securities Laws can be severe, for both the individuals involved in such unlawful conduct and their employers.  A person can be subject to penalties even if they do not personally benefit from the violation.  Penalties may include civil injunctions, payment of profits made or losses avoided (“disgorgement”), jail sentences, fines for the person committing the violation and fines for the employer or other controlling person.

In addition, any violation of this Code shall be subject to such SANCTIONS imposed by MWCM as may be deemed appropriate by the CCO or President of MWCM under the circumstances to achieve the purposes of applicable SEC rules and this Code.  The list of recommended SANCTIONS is maintained by the COMPLIANCE DEPARTMENT.  Such SANCTIONS could include, without limitation, fines, bans on personal trading, disgorgement of trading profits, and personnel action, including termination of employment where appropriate.  A schedule of such SANCTIONS is included as Appendix C of this Policy.

Amendments

Material amendments to the Code shall be approved by the CCO and General Counsel or his/her designee.  Any material amendments to the Code shall be reported to MWCM’s COMPLIANCE DEPARTMENT for its review as applicable. The CCO or designee shall provide each COVERED PERSON with a copy of any amendments to the Code.

APPENDIX A – EXEMPTIONS

Securities/Transaction/Account Type	Securities Exempt From Pre-Clearance	Securities Exempt from Initial Quarterly and Annual Holding Reports

Bank Certificate of Deposit

	Yes	Yes
Bankers Acceptance	Yes	Yes

Commercial Paper

	Yes	Yes

Direct Obligation of the Government of the United States

	Yes	Yes

High-Quality Short-Term Debt Instrument

	Yes	Yes

Money Market Funds (including those advised   and sub-advised by MWCM)

	Yes	Yes

Repurchase Agreement

	Yes	Yes

Variable Annuity

	Yes	Yes
Automatic Investment Plan (“AIP”) (1)

	Yes	Yes–Not reportable on Quarterly Transaction Reports. However, the AIP must be reported on the Initial Holdings Report and updated annually on the Annual Holdings Report.
Open-End Investment Company (2)

	Yes – Except for Reportable Funds	Yes–Partially–Not reportable except Reportable FUNDS, including those held through a variable annuity or life insurance product, which are not exempt and must be reported.

Derivative based on broad-based index, interest rate, currency, or agricultural/physical commodity future

	Yes	No

Exchange-Traded Fund (ETF) 2

	Yes	No
HOLDR

	Yes–Purchase itself exempt; however, the transaction to “unbundle” must be pre-cleared as a purchase of each individual stock received/ disposed of.	No

Involuntary Purchase or Sale

	Yes	No

Municipal Bond

	Yes	Yes

Gift of Securities

	Yes	No

No Direct or Indirect Control

	Yes	No

Open-end Mutual Funds held directly with the Fund

	Yes	Yes–however initial disclosure and confirmation on Annual Holding Report is required.

Fully-Managed/Discretionary Accounts

	Yes–however, Compliance must receive and review the Management Agreement.	Yes–however initial disclosure and confirmation on Annual Holding Report is required.

Wells Fargo & Company Securities

	No	No

Single-Stock Futures

	Yes	Yes

Corporate Bond

	Yes	Yes

1 Note: Any transaction that overrides the preset schedule or allocation means the program no longer qualifies as an Automatic Investment Plan.

2 Note: Closed–end investment companies are not exempt.

APPENDIX B – QUICK REFERENCE GUIDE

Requirement	ACCESS PERSONS
Annual Certification	YES (within 30 calendar days of 12/31)
Annual Holdings Report	YES (within 30 calendar days of 12/31–information must be current as of a date no more than 45 calendar days prior to report submission)
Are Investment Clubs permitted?	YES
Are Limit/Stop Orders permitted?	YES
Are Limit/Stop Orders Required to be Reported on the Quarterly Transaction Report?	YES
Are short-sales (excluding Wells Fargo & Company stock) permitted?	YES (subject to pre-clearance)
Are Closed-EndFunds permitted?	YES (subject to pre-clearance)
Do Gifts of Securities Need to be Reported?	YES (on the next quarterly transaction report following the date of the gift) SEE PREVIOUS QUESTION ON PAGE 20
Do possible conflicts of interest need to be disclosed?	YES
Duplicate Confirmations and Statements Required?	YES
Is Serving on For-Profit/ Publicly-traded Boards, Directorships permitted?	NO (subject to approval)
Is Serving on a Not-for-Profit Board, Directorships permitted?	YES
Is the Participation in an IPO permitted?

YES

(prior written approval by the CCO of the Code or President is required–however, individuals who hold securities licenses are not permitted to participate in an IPO until such Security starts trading in the secondary market)

Is there a “blackout” period requirement?

YES

Cannot purchase, sell or dispose of a Reportable Security that is subject to pre-clearance within 7 calendar days before AND after the purchase or sale by an Advisory Client if the Investment Person could have reasonably had knowledge of such trade by a BLOCK of Advisory Client trades that are the result of a rebalancing of the portfolio will be researched.

New Hire Initial Certification	YES
New Hire Initial Holdings Report	YES (within 10 calendar days of becoming an Access Person–information must be current as of 45 calendar days of becoming an Access Person)
OK to Purchase/Sell on the Same Day as for a significant BLOCK of Advisory Client?	NO (trades that are the result of a rebalancing of the portfolio will be researched)
Pre-Clearance of Private Investments or IPOs?	YES (must be pre-cleared by the Compliance Department)
Pre-Clearance of Trades Required?	YES (except for those securities listed in Appendix A)
Quarterly Transaction Report and Annual Certification Required?	YES (within 30 calendar days of the end of each quarter for transactions that are executed outside of a brokerage account whose statements and confirmations have already been provided to Compliance)
Sale of Open-End Reportable Funds	YES

APPENDIX C – SANCTIONS

Any violation of this Code may be subject to the following SANCTIONS imposed by MWCM as deemed appropriate by the Chief Compliance Officer (“CCO”) and/or President under the circumstances to achieve the purposes of applicable SEC rules and this Code.  This Appendix is intended to outline guidelines and may be considered for exceptions under special circumstances as determined by MWCM’s senior management, CCO (or his/her designee) and/or President and is subject to change upon approval of the CCO (or his/her designee) and President.  Violations are calculated based on the severity of the violation and a 12-month rolling calendar in which the violations occur.

Violation Type	1st Violation	2nd Violation	3rd Violation
Minor	Oral warning	Written notice	Ban on Personal Trading for 6 months and/or $250 fine to be donated to your charity of choice*.
Substantive	Written notice	Ban on Personal Trading for 6 months and/or $250 fine to be donated to your charity of choice*.	$1,000 fine or disgorgement of profits (whichever is greater) to be donated to your charity of choice* and/or termination of employment and/or referral to authorities.
Serious	Appropriate steps will be taken, which may include termination of employment and/or referral to governmental authorities for prosecution.	N/A	N/A

*All fines will be made payable to your charity of choice (reasonably acceptable to MWCM) and turned over to the COMPLIANCE DEPARTMENT who will mail the donation check (cashiers or bank check only) on your behalf.

Minor offenses include, but are not limited to, the following:  failure to submit quarterly transaction reports, failure to submit signed acknowledgements of Code forms and certifications, excessive (i.e., more than 3) late submissions of such documents and, conflicting pre-clear request dates versus actual trade dates.

Substantive offenses include, but are not limited to, the following:  unauthorized purchase/sale of restricted investments as outlined in the Code; failure to request trade pre-clearance, failure to report a reportable brokerage account and violations to the 15-day blackout period.

Serious offenses include, but are not limited to, the following:  trading with inside information, “front running” and “scalping.”

Deviations from the sanctions described above may occur when the CCO and/or senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case.  For example, a first substantive offense may warrant a more severe penalty if it follows two minor offenses.  Any deviations from the sanctions listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code files.
Metropolitan West Capital Management, LLC

Personal Trading Pre-Authorization

This form documents that the proposed transaction(s) comply with MWCM’s Code of Ethics.  Authorization must be obtained PRIOR to placing trades.  Authorization is valid only for the day of the pre-authorization and the next trading day.  Any uncompleted transaction, or portion thereof, requires a separate pre-authorization.  This form may be used for up to three transaction approvals in a single brokerage account on a single day.

Name  ______________________________________________________________________________

Date  ____________________________________     Buy   ________________     Sell  _______________

Name of Security/Symbol                                                                                             # of  Shares/Contracts/Principal

(1)______________________________                                                                 ______________________

(2)______________________________                                                                  ______________________

SUBJECT TO 10 A.M. LIMITATION                            YES  ____________         NO  __________________

If yes, provide the time the trade was placed  __________________________________________

If an option or warrant, describe the underlying security  ________________________________________

Brokerage Firm _________________________    Brokerage Account Number_________________________

I have no inside information or other knowledge pertaining to this (these) proposed transaction(s) that constitutes a violation of MWCM policy or securities laws.

If the transaction described above would establish a position in a mutual fund sub advised by MWCM, I awknowledge that I must hold it for not less than sixty (60) days.

I have made a copy of this completed and executed approval form and will retain it for my records.

______________________________________________

Signature of Employee Requesting Pre-Authorization

-------------------------------------------------------------------------------------------------------------------

My signature verifies that the proposed transaction described above complies with MWCM’s Personal Securities Transaction Policy.

__________________________________________             _________________________

Authorized Signature                                                                                          Date

________________________________________________                 _____________________________

Compliance Signature                                                                                        Date

Please note: If you are transacting in a security which is subsequently transacted in a strategy within the blackout period, you may be required to reverse the trade and disgorge any profits.

Metropolitan West Capital Management, LLC

Quarterly Securities Transactions

For the Calendar Quarter Ended:  _________________________________(month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to MWCM’s Code of Ethics.

SECURITY	TICKER/CUSIP	DATE	SHARES	PRINCIPAL AMOUNT	BUY/SELL	PRICE	CUSTODIAN

Please note that all reportable securities must be listed.

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  _____________             Signature:  _______________________________________

Print Name:  _______________________________________

Metropolitan West Capital Management, LLC

Initial Holdings Report

Date of Employment:  __________________________________(month/day/year)

The following is a list of current holdings as of a date not more than 45 days prior to the date I became an employee of MWCM:

SECURITY	TYPE	TICKER/CUSIP	SHARES	PRINCIPAL AMOUNT	CUSTODIAN

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  _____________             Signature:  _______________________________________

Print Name:  ______________________________________

Metropolitan West Capital Management, LLC

Annual Holdings Report

The following is a list of current holdings, as of a date that is no more than 45 days prior to the submission date of this Report:

SECURITY	TYPE	TICKER/CUSIP	SHARES OR PRINCIPAL AMOUNT	CUSTODIAN	CUSTODIAN ACCOUNT #

This report (i) includes any holdings or accounts in which you have a beneficial interest (as defined in the Code)—this would include the holdings and/or accounts of family members residing in your household— and (ii) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control.

Date:  _____________             Signature:  _______________________________________

Print Name:  _______________________________________

Covered associates include senior management and sales team members.  Certain team members may need to comply with different regulation related to political contributions (e.g., state regulation) and must follow the most restrictive requirements or prohibitions to which you are subject.

       “Beneficial Ownership,” as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security. This may also include securities held by members of an employee’s immediate family sharing the same household, provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.